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                                                                    EXHIBIT 23.3


                      Consent of Independent Accountants



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Hines Horticulture, Inc. (formerly Hines Holdings, Inc.) of our report dated April 4, 1996 relating to the financial statements of Sun Gro Horticulture Inc. for the year ended December 31, 1995.



PRICEWATERHOUSECOOPERS LLP
Seattle, Washington

July 6, 1998